Exhibit 23.1

CONSENT OF INDEPENDTENT REGISTGERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated as of August 17, 2007 which appears in the Fuego Entertainment, Inc. Annual Report on Form 10-KSB filed on September 17, 2007 for the fiscal year ended May 31, 2007, which is incorporated herein by reference.  We also consent to the use of our name as experts in such Registration Statement.

/s/  Ivan Braverman
Ivan Braverman, CPA, MT, CFFA
Braverman International, P.C.
1255 McDonald Drive
Prescott, Arizona 86303